Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-282901 and No. 333-282542) of our report dated May 15, 2025, relating to the consolidated financial statements of U Power Limited, appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

We also consent to the reference to our firm under the heading “Experts” in such registration statement.

/s/ Onestop Assurance PAC

Singapore

May 15, 2025